Exhibit 99.

News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

STANDEX REPORTS FISCAL SECOND QUARTER 2022 FINANCIAL RESULTS

●	Consolidated Organic Revenue Growth of Approximately 20% Year-Over-Year with Record Sales at Electronics and Scientific Segments Supported by Market Share Gains
●	GAAP Operating Margin Increased 100 Basis Points Year-Over-Year and Adjusted Operating Margin Increased 220 Basis Points Year-Over -Year Driven by Sales Growth and Productivity Initiatives
●	Solid Cash Flow Generation Further Reinforcing Strong Balance Sheet and Liquidity Position
●	Expect Continued Improvement in Financial Performance in the Second Half of Fiscal 2022; Well positioned to exceed our prior long-term outlook of mid–single digit organic revenue growth

SALEM, NH – February 3, 2022 – Standex International Corporation (NYSE:SXI) today reported financial results for the second quarter of fiscal year 2022 ending December 31, 2021.

Summary Financial Results - Total Standex
($M except EPS and Dividends)	2Q22	2Q21	1Q22	Y/Y	Q/Q
Net Sales	$185.7	$156.3	$175.6	18.8%	5.8%
Operating Income - GAAP	$21.8	$16.7	$22.8	30.1%	-4.6%
Operating Income - Adjusted	$25.2	$17.8	$23.5	41.7%	7.5%
Operating Margin - GAAP	11.7%	10.7%	13.0%	+100 bps	-130 bps
Operating Margin - Adjusted	13.6%	11.4%	13.4%	+220 bps	+20 bps
Net Income from Continuing Ops - GAAP	$15.0	$12.0	$15.8	25.2%	-5.0%
Net Income from Continuing Ops - Adjusted	$17.6	$12.9	$16.3	37.2%	8.1%

EBITDA	$29.0	$25.1	$30.5	15.3%	-5.1%
EBITDA margin	15.6%	16.1%	17.4%	-50 bps	-180 bps
Adjusted EBITDA	$32.5	$26.2	$31.2	23.8%	4.1%
Adjusted EBITDA margin	17.5%	16.8%	17.8%	+70 bps	-30 bps

Diluted EPS - GAAP	$1.24	$0.98	$1.30	26.5%	-4.6%
Diluted EPS - Adjusted	$1.45	$1.05	$1.34	38.1%	8.2%
Dividends per share	$0.26	$0.24	$0.24	8.3%	8.3%

Free Cash Flow	$18.9	$17.0	$8.1	11.6%	134.5%
Net Debt to EBITDA	0.4x	0.9x	0.6x	-54.8%	-27.6%

Second Quarter Fiscal 2022 Results

Commenting on the quarter’s results, President and Chief Executive Officer David Dunbar said, “We are very pleased with our strong second quarter performance, which was above our expectations with record quarterly sales in both the Electronics and Scientific segments, as we delivered significant organic growth and strong consolidated adjusted operating margin in the quarter. We continue to see the benefit of our ongoing productivity and efficiency initiatives which also results in further strengthening of our financial flexibility. We are excited about the new business opportunities in front of us and are very well-positioned to further execute on our growth strategy given our healthy order trends, consistent cash flow generation and portfolio of high-quality businesses.

Order trends in our end markets remain favorable with broad-based demand growth and market share gains, particularly in high growth markets. Total company backlog realizable in under one year increased approximately 11% sequentially and 53% compared to fiscal second quarter 2021 with strength particularly at the Electronics, Specialty Solutions, and Scientific segments. We are also progressing our work on a solar power project with a global energy company and expect to move to a pilot plant phase by calendar year-end. As a result, we are well positioned to exceed our prior long-term revenue outlook of mid-single digit organic growth.

“Despite the challenging operating environment, our approach globally remains highly collaborative and well-coordinated, as we continue to drive cost management through manufacturing and supply chain productivity initiatives together with price realization actions. Consolidated adjusted operating margin of 13.6% in fiscal second quarter 2022 represented a 220 basis points increase year-over-year and 20 basis points improvement sequentially. In addition, the Electronics segment remains on track to substantially complete our reed switch production and material substitution project by the end of fiscal 2022.

“Our financial profile also further strengthened in the second quarter, positioning us well to invest in a very active pipeline of organic and inorganic growth opportunities. The Company had approximately $281 million in available liquidity and a net debt to adjusted EBITDA ratio of approximately 0.42x at the end of the fiscal second quarter 2022. We also generated free operating cash flow of approximately $18.9 million in the quarter, an 11.6% increase year-over-year, reflecting improvement in working capital metrics.

“In the second half of fiscal 2022, we expect to continue to build on current momentum and deliver improved results both year-over-year and compared to first half of fiscal 2022. Our business portfolio is increasingly aligned with sustainable global growth trends across a diverse group of end markets including electric vehicles, renewable energy, space commercialization and smart grid. In addition, we are also further leveraging our market positions and deep technical and applications expertise through highly targeted investment in research and development, expanding our base of innovative solutions and compelling customer value propositions,” concluded Dunbar.

Outlook

In fiscal third quarter 2022, the Company expects revenue to be similar to slightly higher and operating margin to be slightly higher on a sequential basis and significantly higher compared to fiscal third quarter 2021.

Compared to fiscal second quarter 2022, the Company expects that the Specialty Solutions and Electronics segments will be the primary drivers of revenue increase. This growth is expected to be balanced by a moderate revenue decrease at the Scientific segment due to anticipated lower demand following record sales in the second quarter. Revenue at Engineering Technologies is expected to be sequentially similar to slightly higher with Engraving revenue similar to fiscal second quarter 2022 sales.

Second Quarter Segment Operating Performance

Electronics (41% of sales; 51% of segment operating income)

	2Q22	2Q21	% Change
Electronics ($M)
Revenue	$76.6	$60.2	27.4%
Operating Income	17.2	10.0	72.2%
Operating Margin	22.4%	16.6%

Revenue increased approximately $16.4 million or 27.4% year-over-year reflecting a 27.9% organic growth rate partially offset by an approximate 0.5% impact from foreign exchange. Organic revenue growth was due to continued broad-based end market strength including increased demand for relays in renewable energy and electric vehicle applications as well as the impact of pricing actions.

Operating income increased approximately $7.2 million or 72.2% year-over-year which reflected operating leverage associated with revenue growth, pricing, and productivity actions.

In fiscal third quarter 2022, the Company expects a slight sequential increase in revenue and operating margin reflecting continued positive end market demand trends and associated operating leverage. Year-over-year, the Company expects revenue and operating margin to increase significantly compared to fiscal third quarter 2021.

Engraving (20% of sales; 15% of segment operating income)

	2Q22	2Q21	% Change
Engraving ($M)
Revenue	$36.6	$38.0	-3.4%
Operating Income	5.2	6.5	-20.0%
Operating Margin	14.2%	17.1%

Revenue and operating income both decreased year-over-year approximately $1.3 million or 3.4% and 20.0% respectively, reflecting the timing of projects and geographic mix. In fiscal third quarter 2022, the Company expects sales and operating margin to be sequentially similar due to a decrease in project work in Asia, associated with the Chinese New Year, offset by contribution from projects in Europe and growth in soft trim sales.

Scientific (13% of sales; 16% of segment operating income)

	2Q22	2Q21	% Change
Scientific ($M)
Revenue	$24.6	$17.9	37.7%
Operating Income	5.5	4.2	29.7%
Operating Margin	22.3%	23.7%

Revenue increased approximately $6.7 million or 37.7% year-over-year reflecting positive trends in pharmaceutical, clinical laboratories, and academic institution end markets complemented by ongoing strong demand for COVID-19 vaccine storage. Operating income increased approximately $1.3 million or 29.7% year-over-year, reflecting the volume increase and pricing initiatives balanced with investments to support future growth opportunities and higher freight costs.

In fiscal third quarter 2022, the Company expects a moderate decrease in revenue and operating margin compared to fiscal second quarter 2022 reflecting lower volume. Fiscal second quarter 2022 represented the highest quarterly sales in the Scientific segment’s history.

Engineering Technologies (10% of sales; 7% of segment operating income)

	2Q22	2Q21	% Change
Engineering Technologies ($M)
Revenue	$18.1	$17.5	3.4%
Operating Income	2.3	1.4	69.8%
Operating Margin	12.8%	7.8%

Revenue increased $0.6 million or 3.4% year-over-year reflecting continued recovery in commercial aviation demand and growth in power generation end markets offset by the absence of the recently divested Enginetics business. Enginetics contributed approximately $2.3 million in revenue to fiscal second quarter 2021.

Operating income increased approximately $0.9 million or 69.8% primarily reflecting recovery in commercial aviation end markets and the absence of the divested Enginetics business.

In fiscal third quarter 2022, the Company expects revenue to be sequentially similar to slightly higher with a slight to moderate increase in operating margin. This outlook reflects growth in space and medical end markets and the impact of productivity initiatives.

Specialty Solutions (16% of sales; 11% of segment operating income)

	2Q22	2Q21	% Change
Specialty Solutions ($M)
Revenue	$29.7	$22.8	30.4%
Operating Income	3.7	3.2	16.4%
Operating Margin	12.6%	14.1%

On a year-over-year basis, Specialty Solutions revenue increased approximately $6.9 million or 30.4% and operating income increased $0.5 million or 16.4%. Fiscal second quarter 2022 results reflected positive trends in food service, specialty retail, and refuse end markets. These results were balanced with material inflation and increased freight costs which the Company is seeking to recover through pricing actions.

In fiscal third quarter 2022, the Company expects a slight to moderate increase in revenue and operating margin compared to fiscal second quarter 2022 reflecting execution on a solid backlog position.

Capital Allocation

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Capital Expenditures: In fiscal second quarter 2022, Standex’s capital expenditures were $4.7 million compared to $5.3 million in the fiscal second quarter of 2021. Investments were focused on maintenance, safety, and the Company’s highest priority growth initiatives. The Company expects fiscal year 2022 capital expenditures between $25 million and $30 million.

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Dividends: On January 27, 2022, the Company declared a quarterly cash dividend of $0.26 per share, an approximately 8.3% year-over-year increase. The dividend is payable on February 25, 2022, to shareholders of record on February 11, 2022.

Balance Sheet and Cash Flow Highlights

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Net Debt: Standex had net debt of $52.5 million at December 31, 2021 compared to $63.1 million at the end of fiscal 2021 and $90.9 million at the end of fiscal second quarter 2021. Net debt for the first quarter of 2022 consisted primarily of long-term debt of approximately $200 million and cash and equivalents of $147 million of which approximately $100 million was held by foreign subsidiaries. The Company’s net debt to adjusted EBITDA leverage ratio was approximately 0.42x at the end of the fiscal second quarter 2022.

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Cash Flow: Net cash provided by continuing operating activities for the three months ended December 31, 2021 was $23.6 million compared to net cash provided by continuing operating activities of $22.3 million in the prior year. The Company generated free cash flow after capital expenditures of $18.9 million compared to free cash flow after capital expenditures of $17.0 million in the fiscal second quarter of 2021.

Conference Call Details

Standex will host a conference call for investors tomorrow, February 4, 2022, at 8:30 a.m. ET. On the call, David Dunbar, President and CEO, and Ademir Sarcevic, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations,” located at www.standex.com.

A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation online through February 4, 2023. To listen to the teleconference playback, please dial (877)-344-7529 in the U.S. or (412)- 317-0088 internationally; the passcode is 5716190. The audio playback via phone will be available through February 11, 2022. The webcast replay can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP adjusted income from operations, non-GAAP adjusted net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted EBITDA, adjusted EBITDA to net debt, and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures including the impact of restructuring charges, purchase accounting, insurance recoveries, discrete tax events, loss on sale of a business unit, and acquisition costs help investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Electronics, Engraving, Scientific, Engineering Technologies, and Specialty Solutions with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Brazil, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Forward-Looking Statements

Statements contained in this Press Release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated.  These factors include, but are not limited to: the impact of pandemics such as the current coronavirus on employees, our supply chain, and the demand for our products and services around the world; materially adverse or unanticipated legal judgments, fines, penalties or settlements; conditions in the financial and banking markets, including fluctuations in exchange rates and the inability to repatriate foreign cash; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, defense, transportation, food service equipment, consumer appliance, energy, oil and gas and general industrial markets; lower-cost competition; the relative mix of products which impact margins and operating efficiencies in certain of our businesses; the impact of higher raw material and component costs, particularly steel, certain materials used in electronics parts, petroleum based products, and refrigeration components; the impact of higher transportation and logistics costs, especially with respect to transportation of goods from Asia; the impact of inflation on the costs of providing our products and services; an inability to realize the expected cost savings from restructuring activities including effective completion of plant consolidations, cost reduction efforts including procurement savings and productivity enhancements, capital management improvements, strategic capital expenditures, and the implementation of lean enterprise manufacturing techniques; the potential for losses associated with the exit from or divestiture of businesses that are no longer strategic or no longer meet our growth and return expectations; the inability to achieve the savings expected from global sourcing of raw materials and diversification efforts in emerging markets; the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs; the inability to attain expected benefits from acquisitions and the inability to effectively consummate and integrate such acquisitions and achieve synergies envisioned by the Company; market acceptance of our products; our ability to design, introduce and sell new products and related product components; the ability to redesign certain of our products to continue meeting evolving regulatory requirements; the impact of delays initiated by our customers; our ability to increase manufacturing production to meet demand including as a result of labor shortages; and potential changes to future pension funding requirements.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Contact:

Ademir Sarcevic, CFO

(603) 893-9701

e-mail : InvestorRelations@Standex.com